UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Incorporation

Pursuant to Section 151(g) of the Delaware General Corporation Law (“DGCL”) and Article FOURTH of the Company’s Third Restated Certificate of Incorporation, the Board of Directors (the “Board”) of BioCryst Pharmaceuticals Inc. (the “Company”) approved an increase in the authorized number of shares of Series B Junior Participating Preferred Stock from 45,000 to 95,000. A Certificate of Increase was filed with the Delaware Department of State and became effective on November 3, 2008. The filing of the Certificate of Increase amended the first paragraph of Article FOURTH the Company’s Third Restated Certificate of Incorporation. Under Section 151(g) of the DGCL and Article FOURTH of the Company’s Third Restated Certificate of Incorporation, stockholder approval of this action was not required.

This summary is subject to and qualified in its entirety by reference to the text of the Certificate of Increase, which is included as Exhibit 3.1 to this filing and is incorporated in this Item 5.03 by reference.

By-Laws

On October 29, 2008, the Board amended and restated the Company’s By-laws, effective immediately. A summary of the principal amendments to the By-laws approved by the Board is set forth below.

Advance Notice of Stockholder Nominations of Directors and Other Business: The By-laws were revised to add an advance notice provision governing the submission to the Company of notice of a stockholder’s intention to propose director nominations and other business in connection with a meeting of stockholders. The advance notice provisions are intended to provide stockholders and the Company a reasonable opportunity to consider nominations and other business proposed to be brought before meetings of stockholders. Among other things, the advance notice provisions:

•	Specify deadlines for stockholders to submit notice of director nominations and other business;

•	Require stockholders to provide specified information about their ownership of the Company’s securities and specified information about director nominees and other business;

•	Clarify that the advance notice process is separate from the Rule 14a-8 stockholder proposal process under the federal proxy rules; and

•	Require that a stockholder, or the stockholder’s qualified representative, appear in person at a meeting of stockholders to present a nomination or other business. (Section 1.10)

As a result of the By-law amendment relating to advance notice of stockholder nominations of directors and other business, if any stockholder intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at the 2009 Annual Meeting of Stockholders, the stockholder must deliver a notice to the Company’s Secretary at the principal executive offices of the Company. The notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to limited exceptions if the annual meeting is more than 30 days before or after the anniversary date. Based on the Company’s 2008 annual meeting date of May 21, 2008, the notice must be delivered to the Company no later than the close of business on February 20, 2009, and no earlier than the close of business on January 21, 2009 for the 2009 Annual Meeting of Stockholders. The notice must comply with the applicable requirements of the Amended and Restated By-laws.

Stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by the Company on or before December 17, 2008 in order to be considered for inclusion in the proxy statement relating to the 2009 Annual Meeting of Stockholders.

Notice of Regular Board meetings: The By-laws were revised to eliminate the requirement to notify a director of the time and place of regular board meetings if that director was not present at the time the determination was made. (Section 2.7)

Chairman of the Board and Vice-Chairman of the Board: The By-laws were revised to move provisions relating to the positions of Chairman of the Board and Vice-Chairman of the Board from Article III, which relates to officers, to Article II, which relates to directors, to clarify that the Chairman of the Board and Vice-Chairman of the Board are not officer positions. In addition, the By-laws were revised to update the description of the role of the Chairman of the Board. (Sections 2.16, 3.7)

Officers of the Company: The By-laws were revised to include the Chief Executive Officer in the list of officers of the Company to reflect current Company practice. (Section 3.1)

Indemnification: The By-laws were revised to provide procedures for obtaining indemnification and advancement of expenses, to address the enforcement of such rights and to otherwise clarify the scope and nature of indemnification rights granted by the Company. (Article 5)

Other Changes: The remaining amendments to the By-laws were immaterial language changes, clarifying or conforming changes, or changes to conform the By-laws to the Third Restated Certificate of Incorporation or the DGCL.

This summary is subject to and qualified in its entirety by reference to the text of the Amended and Restated By-laws, which are included as Exhibit 3.2 to this filing and are incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Certificate of Increase.
3.2	By-laws of BioCryst Pharmaceuticals, Inc. as amended on October 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
Date: November 4, 2008	By:	/s/ Alane Barnes

	Name:	Alane Barnes
	Title:	General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Increase.
3.2	By-laws of BioCryst Pharmaceuticals, Inc. as amended on October 29, 2008.